EXHIBIT INDEX

10.     Opinion and consent of counsel

11.     Consent of Independent Auditors

16.(a) IDS Life Variable Annuity Fund A Power of Attorney to sign Amendments to this Registration Statement, dated April 25, 2001

16.(b)  IDS Life Insurance Company Power of Attorney, dated April 25, 2001